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                                                                   EXHIBIT 10.44

                                Chase Corporation
                        2001 Senior Management Stock Plan

     This 2001 Senior Management Stock Plan (the "Plan") provides for ownership of Common Stock, $.10 par value (the "Stock") of Chase Corporation (the "Company) by officers and employees who are designated by the Compensation Committee as members of the Company's senior management so as to provide additional incentives to promote the success of the Company through the grant of Incentive and Nonstatutory Stock Options (as such terms are defined in Section 3(a) below) (collectively, "Options") and Restricted Stock.

     1.   Administration of the Plan.

     The administration of the Plan shall be under the general supervision of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Within the limits of the Plan, the Directors or Compensation Committee shall determine the individuals to whom, and the times at which, Restricted Stock and Options shall be granted, type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The Compensation Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options or Restricted Stock granted under it as may be necessary or desirable and include such further provisions or conditions in Options or Restricted Stock granted under the Plan as it deems advisable.

     2.   Shares Subject to the Plan

     (a) Number and Type of Shares. The aggregate number of shares of Stock of the Company that may be optioned or issued under the Plan is 750,000 shares. In no event shall any person receive in any calendar year awards under the Plan for more than 500,000 shares of Stock. In the event that the Compensation Committee in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Company's shares such that adjustment is required in order to preserve benefits of the Plan or any Option or Restricted Stock granted under the Plan, the maximum aggregate and kind of shares or securities of the Company as to which Options or Restricted Stock may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price in the case of Options, shall be appropriately adjusted by the Compensation Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options or Restricted Stock may be granted and the proportionate interest of holders of outstanding Options or shares issued shall be maintained as before the occurrence of such event.

     (h) Effect of Certain Transactions. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially ail of the assets of the Company, or a reorganization or liquidation of the Company. each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares as he would have been entitled to receive upon the occurrence of

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such event had he exercised the Option immediately prior to such event;
provided, however, that in lieu of the foregoing the Board of Directors of the Company (the "Board") may upon written notice to each holder provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In addition, prior to or after such an event, the Board may accelerate awards and waive conditions and restrictions on any award to the extent it may determine appropriate.

     (c) Reservation of Shares. The Company shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist authorized but unissued shares or treasury shares.

     3.   Grant of Options: Eligible Persons.

     (a) Types of Options. Options shall be granted under the Plan either as incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the internal Revenue Code of 1986, as amended (the "Code") or as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options"). Options may be granted by the Directors, within the limits set forth in Sections 1 and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code).

     (b) Date of Grant. The date of grant for each Option shall be the date on which it is approved, or such Iater date as the Directors may specify. No options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

     4.   Form of Options.

     Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Compensation Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Options may vary among optionees.

     5.   Option Price.

     In the case of Incentive Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee, provided that such price shall not be less than the fair market value of the Stock on the date of granting as determined in good faith by the Compensation
Committee: and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) unless such option price is at least 110% of the fair market value of grant. In the case of Nonstatutory Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee, provided that unless the Option is granted in

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lieu of compensation. the exercise price shall not be less than 85% of the fair market value on the date of grant as determined in good faith by the Compensation Committee.

     The Compensation Committee may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock or such other lawful consideration as the Compensation Committee may determine.

     6.   Term of Option and Dates of Exercise.

     (a) Exercisability. The Compensation Committee shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of each non-statutory stock option granted under the Plan shall not exceed a period of ten years from the date of its grant, provided that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant, or in the case of an Incentive Stock Option, the maximum term of such Option.

     (b) Effect of Disability, Death or Termination of Employment. The Compensation Committee shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and during the period which, the optionee's estate, legal representative, on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the Compensation Committee, to exercise the rights of the optionee in the case of the optionee's death.

     (c) Other Conditions. The Compensation Committee may impose such other conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) Withholding. The optionee shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. In the Compensation Committee's discretion, such tax obligations may be paid in whole or in part in shares of Stock, including shares retained from the exercise of the Option creating the tax obligation, valued at the fair market value of the Stock on the date of delivery to the Company as determined in good faith by the Compensation Committee. The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively of the Code) may, to the extent permitted by law, deduct any such tax obligations any kind otherwise due to the optionee.

     (e) Amendment of Options. The Compensation Committee may amend, modify or terminate any outstanding Option, including substituting therefore another Option of

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the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the optionee, and provided further that, notwithstanding the foregoing, the Compensation Committee may not either amend any outstanding Option to reduce the exercise price thereof or terminate an Option and substitute therefor another Option having a lower per share exercise price.

     7.   Non-transferability.

     No Option shall be transferable by the holder thereof other than by will or the laws of decent and distribution, and shall be exercisable during the holder's lifetime, only by the holder thereof; provided, however, that the Compensation Committee may provide that an Option is transferable by the holder thereof and exercisable by persons other than the holder thereof upon such terms and conditions as the Compensation Committee shall determine.

     8.   No Right to Employment.

     No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment. The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable Option.

          No Rights as a Shareholder.

     Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of stock to be distributed under the Plan until he or she becomes the holder thereof.

     10.  Restricted Stock.

     (a) Grant of Restricted Stock. The Compensation Committee may award Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period (as defined below), the conditions under which the Restricted Stock may be forfeited to or repurchased by the Company and any other terms and conditions of the Restricted Stock. The Compensation Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Compensation Committee, subject to applicable law. "Restricted Stock" means Stock awarded to a Participant under this Section 10 of the Plan pursuant to an award that entitles the Participant (as defined below) to acquire Stock for a purchase price (which may be zero(, subject to certain conditions, including a Company right during a specified period or periods to repurchase the Stock at its original purchase price (or to require forfeiture of the Stock if the purchase price was zero) upon the termination of the participant's employment. "Restricted Period" means the period of time selected by the Compensation Committee during which the shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability. "Participant" means an individual who has been selected by the Compensation Committee to receive Restricted Stock under the Plan.

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     (b) Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Compensation Committee, during the Restricted Period.

     (c) Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Compensation Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Compensation Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     (d) Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the written agreement setting forth the terms and provisions applicable to the award of Restricted Stock.

     11.  Amendment or Termination. The Board may

     amend or terminate the Plan at any time.

     12.  Stockholder Approval.

     The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the Commonwealth of Massachusetts, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board. In the event such approval is not obtained, all Awards granted under the Plan shall be void and without effect.

     13.  Governing Law.

     The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

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